Exhibit 99.2

FIRST AMENDMENT TO
DESIGN-BUILD AGREEMENT AND GENERAL
CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER

THIS FIRST AMENDMENT TO DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER, made as of the 26th day of March, 2008 by and between Southwest Georgia Ethanol, LLC (the “Owner”) P.O. Box 386, Camilla, Georgia 31720 and C. Terry Hunt Industries, Inc. d/b/a Advanced Vessel and Alloy, (the “Design-Builder”), P.O. Box 1606, Valdosta, Georgia 31603-1606. This First Amendment amends the Design-Build Agreement and General Conditions between the Owner and the Design-Builder dated February 20, 2008 as follows:

Section 10.2.4 of the Agreement is hereby deleted in its entirety, and replaced as follows:

“10.2.4 The policies of insurance required under Subparagraph 10.2.1 shall contain a provision that the coverage afforded under the policies shall not be cancelled until at least forty-five (45) Days’ prior written notice has been given to the Owner. The Design-Builder shall maintain completed operations liability insurance for one year after acceptance of the Work, Substantial Completion of the Project, or to the time required by the Contract Documents, whichever is longer. Prior to commencement of the Work, Design-Builder shall furnish the Owner with certificates evidencing the required coverage, and with the certificates or riders to such policies of insurance naming Owner, First United Ethanol, LLC (“FUEL”) and the Senior Secured Parties (as such term is defined in that certain Senior Credit Agreement between Owner, FUEL and the Senior Secured Parties dated November 20, 2007) as additional insureds with respect to the Project and the Work.”

Section 10.2.5 of the Agreement is hereby deleted in its entirety, and replaced as follows:

“10.2.5 The policies of insurance required under Subparagraph 10.2.1 shall contain waivers of all rights of subrogation against Owner, FUEL and the Senior Secured Parties, shall be primary to any insurance carried by the Owner and shall continue in force until all obligations of Design-Builder covered under each such policy are fulfilled.”

Section 10.3.1 of the Agreement is hereby deleted in its entirety, and replaced as follows:

“10.3.1 Before the start of the Work, the Owner shall obtain and maintain a Builder’s Risk Policy upon the entire Project for the full cost of replacement at the time of loss. This insurance shall also name the Design-Builder, Subcontractors, Sub-subcontractors, Material Suppliers and Architect/Engineer as named insureds. This insurance shall be written as a Builder’s Risk Policy or equivalent form to cover all risks of physical loss except those specifically excluded by the policy, and shall insure at least against the perils of fire, lightning, explosion, windstorm, hail, smoke, aircraft (except aircraft, including helicopter, operated by or on behalf of Design-Builder) and vehicles, riot and civil commotion, theft, vandalism, malicious mischief, debris removal, flood, earthquake, earth movement, water damage, wind damage, testing if applicable, collapse however caused, and damage resulting from defective design, workmanship or material, and equipment or material stored offsite, onsite or in transit. The Owner shall be solely responsible for any deductible amounts or coinsurance penalties. This policy shall provide for a waiver of subrogation in favor of the Design-Builder, Subcontractors, Sub-subcontractors, Material Suppliers and Architect/Engineer. This insurance shall remain in effect until final payment has been made or until no person or entity other than Owner has an insurable interest in the property to be covered by the insurance, whichever is sooner. Partial occupancy or use of the Work shall not commence until the Owner has secured the consent of the insurance company or companies providing the coverage required in this Subparagraph 10.3.1. Prior to commencement of the Work, the Owner shall provide a copy of the property policy or policies obtained in compliance with this Subparagraph 10.3.1.”

Section 10.4 is hereby deleted in its entirety.

Section 10.5 is hereby deleted in its entirety.

This First Amendment is executed as of the day, month and year first above written.

OWNER:	DESIGN-BUILDER:

SOUTHEST GEORGIA ETHANOL, LLC	C. TERRY HUNT INDUSTRIES, INC.

By: /s/ Murray Campbell	By: /s/ C. Terry Hunt
Its: Authorized Person	Its: President

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